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                                                                    Exhibit 99.r
                                 CODE OF ETHICS
                                       OF
                          GLADSTONE CAPITAL CORPORATION
                                       AND
                            GLADSTONE ADVISERS, INC.


1.   INTRODUCTION

     THIS CODE OF ETHICS has been adopted by GLADSTONE CAPITAL CORPORATION (the "COMPANY"), and GLADSTONE ADVISERS, INC. (the "ADVISER"), in compliance with Rule 17j-l (the "RULE") under the Investment Company Act of 1940 (the "ACT") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Company may abuse their fiduciary duties to the Company and to deal with other types of conflict of interest situations to which the Rule is addressed.

2.   GENERAL PROHIBITIONS

     The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of Access Persons, defined below, who are associated with the Company and who thus may benefit from or interfere with the purchase or sale of portfolio securities by the Company. However, the Rule and this Code of Ethics apply to all affiliated persons of the Company (including the Adviser) and affiliated persons of the Adviser ("COVERED PERSONS").

     The Rule makes it "unlawful" for Covered Persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale, directly or indirectly, by the Covered Person of a Security held or to be acquired by the Company. Accordingly, under the Rule and this Code of Ethics no Covered Person shall use any information concerning the investments or investment intentions of the Company, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Company.

     In addition, no Covered Person shall, in connection with the direct or indirect purchase or sale of a "security held or to be acquired" by the
Company: (a) employ any device, scheme or artifice to defraud the Company; or
(b) make to the Company or the Adviser any untrue statement of a material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or (d) engage in any manipulative practice with respect to the Company.

3. GENERAL PRINCIPLES. This Code of Ethics acknowledges the general principles that Covered Persons: (A) owe a fiduciary obligation to the Company; (B) have the duty at all times to place the interests of stockholders first; (C) must conduct all personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of an individual's


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position of trust and responsibility; and (D) should not take inappropriate advantage of their positions in relation to the Company.

4.   DEFINITIONS.

     A. "ACCESS PERSON" means (1) any officer, director or employee of the Adviser or of the Company; (2) any employee of the Adviser or Company or of any company in a control relationship to the Adviser or the Company who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Company, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Adviser or the Company who obtains information concerning recommendations made for the purchase or sale of Securities by the Company.

     B. "ADMINISTRATOR" has the meaning in paragraph 11 below.

     C. "AFFILIATED PERSON" of another person means (1) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting Securities of such other person; (2) any person 5% or more of whose outstanding voting Securities are directly or indirectly owned, controlled or held with power to vote, by such other person; (3) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (4) any officer, director, partner, copartner, or employee of such other person; and (5) any investment adviser of the Company.

     D. "BENEFICIAL INTEREST" means any interest by which an Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household), can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, except such interests as Clearing Officers (defined below) shall determine to be too remote for the purpose of this Code of Ethics. (A transaction in which an Access Person acquires or disposes of a Security in which he or she has or thereby acquires a direct or indirect Beneficial Interest will be referred to in this Code of Ethics as a "personal securities" transaction or as a transaction for the person's "own account").

     E. "CLEARING OFFICERS" has the meaning in paragraph 6 below.

     F. "CONTROL" means the power to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. Natural persons shall be presumed not to be controlled persons.

     G. "COVERED PERSON" shall have the meaning set forth in paragraph 2 of this Code of Ethics.

     H. "INVESTMENT PERSON" means an Access Person described in paragraph 4(A)(2) above.

                                       2.

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     I. "LOAN OFFICER" means an Access Person who is responsible for making decisions as to Securities to be bought or sold for the Company's portfolio.

     J. "SECURITY" includes all debt obligations, stock and other instruments comprising the investments of the Company, including any warrant or option to acquire or sell a security and financial futures contracts, but excludes securities issued by the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper and shares of a mutual fund. References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that "Security."

     K. A "SECURITY HELD OR TO BE ACQUIRED" by the Company means any Security (as defined above) which, within the most recent 180 days is or has been held by the Company or is being or has been considered for purchase by the Company.

     L. A Security is "BEING CONSIDERED FOR PURCHASE OR SALE" from the time an amendment letter is signed by or on behalf of the Company until the closing with respect to that Security is completed or aborted.

5. PROHIBITED TRANSACTIONS. An Access Person may not effect a personal securities transaction if he or she knows or should know at the time of entering into the transaction that: (i) the Company has engaged in a transaction in the same Security within the last 180 days, or is engaging in a transaction or is going to engage in a transaction in the same Security in the next 180 days; or
(ii) the Adviser has within the last 180 days considered a transaction in the same Security for the Company or is considering such a transaction in the Security or within the next 180 days is going to consider such a transaction in the Security, unless such Access Person (1) obtains advance clearance of such transaction and (2) reports to the Company the information described in paragraph 6 of this Code of Ethics.

6.   ADVANCE CLEARANCE REQUIREMENT

     A. PROCEDURES

          (1) FROM WHOM OBTAINED. Advance clearance of a personal securities transaction required to be approved under paragraph 5 above must be obtained from any two officers of the Company who are not either parties to the transaction or a relative of a party to the transaction. These officers are referred to in this Code of Ethics as "CLEARING OFFICERS."

          (2) FORM. Clearance most be obtained in writing by completing and signing a form provided for that purpose by the Company, which form shall set forth the details of the proposed transaction, and obtaining the signatures of any two of the Clearing Officers. An example of such Form is annexed hereto as Schedule A.

          (3) FILING. A copy of all completed clearance forms, with all required signatures, shall be retained by the Administrator of this Code of Ethics.

     B. FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS. The Clearing Officers may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal. Generally, the Clearing Officers



                                       3.
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will consider the following factors in determining whether or not to clear a proposed transaction: (1) whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security; (2) whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by the Company; (3) whether the Security proposed to be purchased or sold is one that would qualify for purchase or sale by the Company; (4) whether the transaction is non-volitional on the part of the individual, such as receipt of a stock dividend, bequest or inheritance.

7.   EXEMPT TRANSACTIONS

     Neither the prohibitions nor the reporting requirements of this Code of Ethics apply to:

     A. NOT CONTROLLED SECURITIES. Purchases, sales or other acquisitions or dispositions of Securities for an account over which the Covered Person or Access Person has no direct influence or control and does not exercise indirect influence or control;

     B. INELIGIBLE SECURITIES. Purchases, sales or other acquisitions or dispositions of Securities which are not eligible for purchase or sale by the Company;

     C. INVOLUNTARY TRANSACTIONS. Involuntary purchases or sales made by a Covered Person or an Access Person;

     D. DRPS. Purchases which are part of an automatic dividend reinvestment plan;

     E. RIGHTS OFFERINGS. Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights; and

     F. CLEARED TRANSACTIONS. Purchases, sales or other acquisitions or dispositions which receive the prior approval of the Clearing Officers upon consideration of the factors stated in subparagraph 6 above and/or because: (1) their potential harm to the Company is remote; (2) they would be unlikely to affect a highly institutional market; or (3) they are clearly not related economically to Securities being considered for purchase or sale by the Company.

8.   REPORTING REQUIREMENTS.

     A. INITIAL HOLDINGS REPORT.

          (1) CHANGE IN STATUS. At such time a Covered Person is deemed to be an Access Person as defined in paragraph 4A above (a "Change in Status"), such Access Person shall, with ten (10) days of such Change in Status, make a written report to the Administrator of this Code of Ethics of all non-exempt transactions by which such Access Person acquired or disposed of a Beneficial Interest in any Security on the date of the Change in Status.

          (2) CONTENTS. Such report must contain the following information with respect to (i) each reportable transaction, the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership on the date of the Change in Status and (ii) with respect to accounts maintained by the Access Person, the name of the broker, dealer or bank in which any Securities were held for the direct or indirect benefit of the access Person.

     B. QUARTERLY REPORTS.

          (1) QUARTERLY OBLIGATION. Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report to the Administrator of this Code of Ethics of (i) all non-exempt transactions occurring in the quarter by which they acquired or disposed of a Beneficial Interest in any Security and (ii) of any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person.

          (2) CONTENTS. Such report must contain the following information with respect to (i) each reportable transaction: (a) date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);
(b) title, number of shares and principal amount of each Security and the price at which the transaction was effected; and (c) name of the broker, dealer or bank with or through whom the transaction was effected; and (ii) with respect to accounts established by the Access Person: (a) name of the broker, dealer or bank; and (b) date the account was established.

                                       4.
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          (3) DISCLAIMER. Such report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

          (4) DIRECTOR EXCEPTION. Notwithstanding the quarterly reporting requirement set forth in paragraph 8(B)(1) above, a director of the Company who is not an "interested person" of the Company, as such term is defined in
Section 2(a)(19) of the Act, and who would be required to make a report solely by reason of being a director of the Company, shall not be subject to such reporting requirement for a quarter as to which such director submits a signed statement that during such quarter there were no securities transactions by him or her that were subject to paragraph 5 of this Code of Ethics except those as to which such director received advance approval in accordance with paragraph 6. The signed statement shall be provided to the Administrator with ten (10) days after the end of the calendar quarter.

     C. FORM OF REPORT. The report may be on the form provided by the Company or may consist of broker statements which provide at least the same information. A copy of the form is attached hereto as Schedule B.

     D. ANNUAL HOLDINGS REPORTS.

         (1) ANNUAL OBLIGATIONS. Within thirty (30) days after the end of the calendar year, each Access Person shall make a written report to the Administrator of this Code of Ethics of all non-exempt transactions occurring in such calendar year by which they acquired or disposed of a Beneficial Interest in any Security.

         (2) CONTENTS. Such report must contain the following information with respect to (i) each reportable transaction, the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership and (ii) with respect to accounts maintained by the Access Person, the name of the broker, dealer or bank in which Securities were held for the direct or indirect benefit of the Access Person.

     E. RESPONSIBILITY TO REPORT. The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Company to facilitate the reporting process does not change or alter that responsibility.

     F. WHERE TO FILE REPORT. All reports must be filed with the Administrator of this Code of Ethics.

9.   CONFIDENTIALITY OF COMPANY TRANSACTIONS

     Until disclosed in a public report to stockholders or to the SEC in the normal course, all information concerning Securities "being considered for purchase or sale" by the Company shall be kept confidential by all Access Persons and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Administrator of this Code of Ethics to report any inadequacy found by him to the Board of Directors of the Company or any committee appointed by the Board of Directors to deal with such information.

10.  SANCTIONS

     Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Company or the Adviser as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Company and the more advantageous price paid or received by the offending person. Sanctions for violation of this Code of Ethics by a director of the Company will be determined by a majority vote of its Independent Directors.

11.  ADMINISTRATION AND CONSTRUCTION

     A. THE ADMINISTRATOR. The administration of this Code of Ethics shall be the responsibility of the Secretary of the Company who shall serve as the "ADMINISTRATOR" of this Code of Ethics.


                                       5.
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     B. DUTIES. The duties of the Administrator include: (1) continuous maintenance of a current list of the names of all Access Persons, with an appropriate description of their title or employment; (2) providing each Access Person a copy of this Code of Ethics and informing them of their duties and obligations thereunder, and assuring that Covered Persons who are not Access Persons are familiar with applicable requirements of this Code of Ethics; (3) supervising the implementation of this Code of Ethics by the Adviser and the enforcement of the terms hereof by the Adviser; (4) maintaining or supervising the maintenance of all records and reports required by this Code of Ethics; (5) preparing listings of all transactions effected by any Access Person within thirty (30) days of the date on which the same security was held, purchased or sold by the Company; (6) determining whether any particular securities transaction should be exempted pursuant to the provisions of this Code of Ethics; (7) issuing either personally or with the assistance of counsel, as may be appropriate, any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule and this Code of Ethics; (8) conducting of such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code of Ethics to the Board of Directors of the Company or any Committee appointed by them to deal with such information; and (9) submitting a quarterly report to the directors of the Company containing a description of any violation and the sanction imposed; transactions which suggest the possibility of a violation of interpretations issued by and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics.

12.  REQUIRED RECORDS.

     The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

     A. CODE. A copy of any Code of Ethics adopted pursuant to the Rule which has been in effect during the past five (5) years;

     B. VIOLATIONS. A record of any violation of any such Code of Ethics and of any action taken as a result of such violation;

     C. REPORTS. A copy of each report made by the Administrator within two (2) years from the end of the fiscal year of the Company in which such report or interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible; and

     D. LIST. A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the rule and this Code of Ethics.

13.  AMENDMENTS AND MODIFICATIONS

     This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Directors of the Company.



                                   * * * * * *


                                       6.

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                                   SCHEDULE A
                             REQUEST FOR PERMISSION
                        TO ENGAGE IN PERSONAL TRANSACTION


         I hereby request permission to effect a transaction in securities as indicated below for my own account or other account in which I have a beneficial interest or legal title.

(Use approximate dates and amounts of proposed transactions.)

                           PURCHASES AND ACQUISITIONS

----------------------------------------------------------------------------------------------------------------------
                      NO. OF SHARES OR
         DATE         PRINCIPAL AMOUNT    NAME OF SECURITY      UNIT PRICE         TOTAL PRICE           BROKER
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

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                          SALES AND OTHER DISPOSITIONS
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


                                                             Name:
                                                                   -----------------------------------------------

Date:                                                        Signature:
      -----------------------------------------------                  -------------------------------------------

Permission Granted / /                                       Permission Denied / /

Date:                                                        Signature:-------------------------------------------
      -----------------------------------------------                                 (Clearing Officer)

Date:                                                        Signature:
      -----------------------------------------------                  -------------------------------------------
                                                                                      (Clearing Officer)







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                                   SCHEDULE B
                        QUARTERLY SECURITIES TRANSACTIONS
                               CONFIDENTIAL REPORT


         The following lists all transactions in securities in which I had any direct or indirect beneficial ownership during the last calendar quarter. (If no transactions took place write "None".) Sign and return to the Secretary of the Company no later than the 10th day of the month following the end of the quarter. Use reverse side if additional space is needed.


                           PURCHASES AND ACQUISITIONS

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                      NO. OF SHARES OR
        DATE          PRINCIPAL AMOUNT    NAME OF SECURITY      UNIT PRICE         TOTAL PRICE           BROKER
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

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                          SALES AND OTHER DISPOSITIONS
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


                                                             Name:
                                                                   -----------------------------------------------

Date:                                                        Signature:
      -----------------------------------------------                  -------------------------------------------
